Exhibit 5.1

Carlisle Companies Incorporated	November 8, 2017
16430 North Scottsdale Road, Suite 400
Scottsdale, Arizona 85254

Carlisle Companies Incorporated

Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed on the date hereof by Carlisle Companies Incorporated, a Delaware corporation (the “Company”). The Registration Statement filed with the Securities and Exchange Commission (the “Commission”) relates to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of (i) shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”), (iii) debt securities of the Company (“Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock and Debt Securities or any combination thereof (“Warrants”) and (v) units representing ownership of Common Stock, Preferred Stock, Debt Securities, and Warrants or any combination thereof (“Units”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”) and as shall be designated by the Company at the time of the applicable offering.  The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are hereinafter referred to, collectively, as the “Securities.”

The Debt Securities will be issued in one or more series pursuant to an indenture dated as of January 15, 1997 between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”) (as successor-in-interest to State Street Bank and Trust Corporation, as successor-in-interest to Fleet National Bank), as amended and supplemented from time to time (the “Indenture”).  The Preferred Stock will be issued in one or more series and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”).  Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.  The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Warrant Agent”).  Each Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference. The Units will be issued pursuant to one or more agreements (each, a “Unit Agreement”) to be entered into between the Company and a bank or trust company, as unit agent (each a “Unit Agent”) or the holder(s) of the Units, as the case may be. Each Unit Agreement will be in a form to be filed as an exhibit in a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

In that connection, I have reviewed the originals, or copies identified to my satisfaction, of the Indenture, the Registration Statement, the Prospectus, the certificate of incorporation and bylaws of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments and such questions of law as I have deemed necessary as a basis for the opinions expressed below.  In my review, I have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to me and the conformity to authentic originals of any documents submitted to me as copies.  I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. I have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

My opinion set forth below is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and I do not express any opinion herein concerning any other law.

Based upon the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) with respect to any newly-issued shares of Common Stock or Preferred Stock to be offered by the Company pursuant to the Registration Statement, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the organizational documents of the Company and not otherwise reserved for issuance, and (iv) any Securities issuable upon conversion, exchange, exercise or settlement of any Security being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise or settlement, I am of the opinion that:

1.  The Indenture has been authorized, executed and delivered by the Company, and assuming the authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.  When (i) the final terms of the Debt Securities have been duly established and approved by the Company, (ii) the issuance and sale of the Debt Securities are duly authorized by all necessary action (corporate or otherwise) and (iii) such Debt Securities are duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.  When (i) the terms of issuance and sale of the shares of Common Stock have been duly approved by the Company in conformity with the Company’s certificate of incorporation and (ii) the shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), the shares of Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

4.  When (i) the terms of the Preferred Stock have been duly established and approved by the Company in conformity with the General Corporation Law of the State of Delaware and the Company’s certificate of incorporation, (ii) all corporate action necessary for the issuance and sale of the shares of Preferred Stock is taken, including the adoption and filing of the Certificate of Designations relating thereto, and (iii) the shares of the Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

5.  When (i) the terms of the Warrants have been duly established and approved by the Company, (ii) all corporate action necessary for the issuance and sale of the Warrants is taken, including the adoption and filing of a Warrant Agreement relating thereto, (iii) the Warrants or certificates representing the Warrants are duly executed by the Company and such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and (iv) the Warrants or certificates representing the Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by the Company, the Warrants will constitute valid and legally binding obligations of the Company, entitled to the benefits of the applicable Warrant Agreement.

6.   When (i) the terms of the Units have been duly established and approved  by the Company, (ii) all corporate action necessary for the issuance and sale of the Units is taken, (iii) the Units or certificates representing the Units are duly executed by the Company, and such certificates have been countersigned by the applicable Unit Agent or holder(s) of the Units, as the case may be, in accordance with the applicable Unit Agreement, and (iv) the Units or certificates representing the Units are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by the Company, the Units will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Unit Agreement.

My opinions set forth above are subject to:

(i)                                   the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers);

(ii)                                the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unenforceability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and

(iii)                             with respect to Securities denominated in a currency other than United States dollars, if any, I express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

I understand that this opinion is to be used in connection with the Registration Statement.  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Prospectus under the caption “Legal Matters.”  In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Steven J. Ford

Steven J. Ford
Vice President and General Counsel